Exhibit 10.16

SIXTH Amendment to

AGREEMENT OF Sale

THIS SIXTH AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is made as of this 5th day of March, 2024 (the “Effective Date”), by and between LONGHORN JUNCTION OWNER (TX), LP, a Delaware limited partnership (“Seller”), and EXETER PROPERTY GROUP, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

A.            Seller and Purchaser are parties to that certain Agreement of Sale dated December 21, 2023, for the purchase and sale of the property located at 110 Southeast Inner Loop, Georgetown, Texas, as amended by that certain First Amendment to Agreement of Sale dated January 16, 2024, as amended by Second Amendment to Agreement of Sale dated January 30, 2024, as amended by Third Amendment to Agreement of Sale dated February 12, 2024, as amended by Fourth Amendment to Agreement of Sale dated February 19, 2024, and as amended by Fifth Amendment to Agreement of Sale dated February 26, 2024 (collectively, the “Agreement”).

B.            The parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, WITNESSETH:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.            Definitions.   Each defined term used but not defined herein has the meaning ascribed thereto in the Agreement.

2.            Due Diligence Period.   Seller and Purchaser agree that the Due Diligence Period has ended.

3.            Section 12.15.   A new Section 12.15 is hereby added to the Agreement reading in its entirety as follows:

“12.15      Lease Amendment.  At Closing, Seller shall deliver a fully executed First Amendment to Agreement of Lease (“Lease Amendment”) pertaining to the Lease which shall be released to Purchaser and become effective only upon Closing. The Lease Amendment shall be in the form approved by Purchaser’s counsel via email on February 26, 2024. Failure by Seller to obtain and deliver to Purchaser a fully executed Lease Amendment shall not be a default by Seller but shall be a condition precedent to Purchaser’s obligation to proceed to Closing.”

4.            Section 12.16.   A new Section 12.16 is hereby added to the Agreement reading in its entirety as follows:

“12.16      Easement Releases.   On or before the Closing Date, Seller shall deliver to the Title Company for recording, executed documents sufficient to cause the Title Company to remove any exceptions shown in the Title Commitment related to easements created by (a) the document recorded at Volume 2009, Page 24 of the Official Public Records of Williamson County, Texas and (b) the document recorded at Volume 2605, Page 963 of the Official Public Records of Williamson County, Texas, together with any references in the Title Commitment to encroachments into the easements created by either of the foregoing recorded documents. Failure by Seller to deliver the documents required by this Section 12.16 shall not be a default by Seller but shall be a condition precedent to Purchaser’s obligation to proceed to Closing.”

5.            Section 12.17. A new Section 12.17 is hereby added to the Agreement reading in its entirety as follows:

“12.17 Property Financials. On or before Closing, Seller shall deliver property level financial statements (substantially similar in type and format as those property level financial statements previously delivered to Purchaser) for the months of January 2024 and February 2024. Failure by Seller to deliver the documents required by this Section 12.17 shall not be a default by Seller but shall be a condition precedent to Purchaser’s obligation to proceed to Closing.

6.            EXHIBIT “F”.   EXHIBIT “F” to the Agreement is hereby replaced with Exhibit “F” attached to this Amendment.

7.            Tenant Work. Seller shall, prior to Closing, Seller shall undertake, repair and/or resolve the following items in regards to the Tenant:

(a)	Repair existing leaks in the roof of the Improvements;

(b)	Repair blocked, collapsed, and/or inadequate drainage pipes, conduits and/or swales at the Property; and

(c)	Deliver a copy of the as-built ALTA/ACSM Land Title Survey of the Premises (as defined in the Lease), certified to Tenant.

Resolution of the (a) through (c) above, both inclusive, shall be a condition precedent to Purchaser’s obligation to proceed to Closing.

8.            Closing Date. Article I of the Agreement is hereby modified to delete the text of the below-referenced defined terms and insert the following text in lieu thereof so as to modify such defined terms as follows:

“Closing Date (or Date of Closing)” shall mean the later of (i) March 19, 2024, or (ii) three (3) Business Days after the satisfaction of all conditions precedent to the Purchaser’s obligation to proceed to Closing. In the event the conditions precedent to Purchaser’s obligation to proceed to Closing are not satisfied by April 30, 2024, then Purchaser shall have the right to terminate the Agreement and receive a refund of the Earnest Money Deposit (less the Independent Consideration).

9.            Multiple Counterparts.   This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall, collectively, constitute one agreement, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall have the same binding effect as delivery of an executed original.

10.            Full Force and Effect.   Except as amended by the terms hereof, the Agreement has not been amended or modified and remains in full force and effect.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed, as of the day and year first above written.

SELLER:

LONGHORN JUNCTION OWNER (TX), LP, a Delaware limited partnership

By: Longhorn Junction GP, LLC, its general partner

By:	/s/ S. Jefferson Greenway
Name:	S. Jefferson Greenway
Its:	Authorized Signatory

PURCHASER:

EXETER PROPERTY GROUP, LLC, a Delaware limited liability company

By:	/s/ J. Peter Lloyd
Name:	J. Peter Lloyd
Title:	Vice Manager